Exhibit 99.1

NEWS

For Release October 15, 2004 at 1:05 p.m. PST:

WJ Communications Announces New Board Member

SAN JOSE, Calif.—(BUSINESS WIRE)—Oct. 15, 2004—WJ Communications, Inc. (Nasdaq:WJCI), a leading designer and supplier of high-performance RF semiconductors and multi-chip modules (MCM), today announced that it has appointed Catherine P. Lego to its Board of Directors. Ms. Lego will be an independent director on the WJ Communications board and brings over 26 years of finance and management experience with expertise in the telecommunications field. The Company also announced that Wray Thorn has resigned from his position as a member of the Board of Directors of WJ Communications for personal reasons.

Ms. Lego is currently Managing Partner of The Photonics Fund which is focused on investing in early stage component, module and systems companies in the fiber optic telecommunications market. Ms. Lego also currently sits on the Board of Directors of SanDisk Corp and two private photonics companies, K2 Optronics and fSONA Communications. Prior to forming The Photonics Fund, Ms. Lego provided consulting services to early stage electronic companies at Lego Ventures and was a General Partner at Oak Investment Partners. Prior to Oak Investment Partners, Ms. Lego was a CPA with Coopers and Lybrand. She received her M.S. from NY University School of Business and her B.A. from Williams College.

“We are delighted to welcome Cathy to our Board of Directors,” said Michael Farese, Ph.D., Chief Executive Officer and President of WJ Communications. “Her extensive financial and board experience in the telecommunications and semiconductor fields will significantly contribute to the strength of our board. Cathy also brings strong management and finance expertise, which will be extremely valuable as we continue to position WJ Communications for solid growth as a global leader in RF semiconductors.”

About WJ Communications

WJ Communications Inc. is a leading RF semiconductor company focusing on the design and manufacture of high-quality devices, chipsets and multi-chip modules (MCMs) for telecommunications, RF identification (RFID) and homeland security systems worldwide. WJ’s highly reliable amplifiers, mixers, RF integrated circuits (RFICs), RFID reader modules, chipsets and MCM products are used to transmit, receive and process signals that enable current and next generation wireless and wireline services. For more information visit www.wj.com or call 408-577-6200.

This release contains forward-looking statements including financial projections, statements as to the plans and objectives of management for future operations, and statements as to the Company’s future economic performance, financial condition or results of operations. These forward-looking statements are not historical facts but rather are based on current expectations and our beliefs. Words such as “may,” “will,” “expects,” “intends,” “plans,” “believes,” “seeks” “could,” and “estimates,” and variations of these

401 River Oaks Parkway, San Jose, CA 95134     Phone:  800-WJ1-4401     Fax:  408-577-6621

words and similar expressions are intended to identify forward-looking statements. The Company’s actual results may differ materially from those projected in these forward-looking statements as a result of a number of factors, including, but not limited to, the Company’s successful transition to an RF semiconductor company and in the long term, the Company’s ability to utilize its cash effectively, the Company’s ability to successfully integrate acquired operations and achieve performance targets including the ability to maintain or improve gross margins, successful resolutions of certain contractual matters, actual improvement in overall demand, technological innovation in the wireless communications markets, the availability and the price of raw materials and components used in the Company’s products, the demand for wireless systems and products generally as well as those of our customers, the adequacy of the Company’s obsolete inventory reserve, the success of the Company’s new product introductions and the Company’s ability to expand its customer base, broaden its product offering and deepen its penetration into existing customers and such other factors as described from time to time in the Company’s filings with the Securities & Exchange Commission. Readers of this release are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this press release.

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WJ Communications:		Investor Relations Contacts:

Mike Farese	or	Chris Danne, Rakesh Mehta
Chief Executive Officer		The blueshirt group for WJ Communications
408-577-6200		415-217-7722
www.wj.com		chris@blueshirtgroup.com
rakesh@blueshirtgroup.com

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding WJ Communications, Inc.’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.